Exhibit 99.1

KULR Receives up to $1.5M Satellite Battery Systems Order from
South Korea’s Nara Space for Artemis II CubeSat Mission

HOUSTON / GLOBENEWSWIRE / September 10, 2024 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a global leader in sustainable energy management, today announced it has been awarded an initial contract valued close to $1M, with additional options bringing total contract value up to $1.5M, to supply 20793-rated battery systems to South Korea’s Nara Space (NARA) for their CubeSat mission aboard Artemis II. This project is part of a larger collaboration involving the Korea Astronomy and Space Science Institute (KASI) and the National Aeronautics and Space Administration (NASA), where Nara Space is providing the CubeSat to KASI, as part of the Artemis program.

This award highlights KULR’s growing influence in the aerospace sector and reinforces its position as a trusted partner in developing cutting-edge energy solutions for space applications. Recent analysis by Pro Market Reports projects the Space Battery Market to reach USD 25.14 billion by 2032.

KULR’s successful delivery of a 20793-rated battery to NARA in record time marks a significant milestone in our battery design service initiatives. This achievement reflects the Company’s strategic investment in offering a comprehensive suite of design services, including cell selection and screening, thermal modeling, passive propagation-resistant design, and multi-fault tolerant strategies tailored for space and defense applications. Leveraging the KULR ONE Space (K1S) architecture, we are able to facilitate an expedited four-month turnaround for NARA to receive a fully 20793-compliant system.

We are excited to announce the availability of the K1S architecture to customers seeking to accelerate their path to 20793 certification. This customizable solution allows for faster time to market and enhanced cost efficiency. By offering a ready-made platform, KULR enables customers to reduce development time and achieve compliance with greater speed and effectiveness.

The awarded contract underscores KULR’s continued commitment to developing advanced energy solutions for space and defense applications, which often require challenging combinations of safety and performance. Leveraging its existing research and development efforts for space-rated battery systems, KULR will deliver a scalable battery architecture specifically designed to meet the rigorous safety and performance standards required for human spaceflight (20793 compliance). The options included in the contract will be exercised pending further evaluation with NASA to determine the necessity of additional testing.

Dr. Will Walker, CTO of KULR Technology Group, stated, “Our turn-key design approach with KULR ONE Space (K1S) has been the focal point for our battery design teams for the last 12 months, and our resulting position to support NARA’s timeline, which is driven by NASA, represents a major advancement in simplifying and reducing the cost of battery integration for future human-rated space missions. By delivering a fully compliant and scalable solution, we are helping to pave the way for more efficient and reliable space exploration.”

Ted Krupp, VP of Sales and Marketing at KULR Technology Group, added, “NARA’s decision to partner with KULR was driven by our ability to rapidly bring products to market and our strong relationships within NASA. These factors are critical in optimizing the certification process for both NARA and KASI, an affiliated research institute of the Korea AeroSpace Administration (KASA), ensuring that their CubeSat is ready for its role in the Artemis II mission. The NARA 20793-rated battery will be delivered in record time for this classification of energy storage system.”

For more information about KULR Technology Group and its innovative solutions, please visit http://www.kulrtechnology.com.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

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